UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated October 26, 2018

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 26, 2018, the Company announced the promotion, effective January 1, 2019, of Eric Hansotia, age 50, to the position of Senior Vice President, Chief Operating Officer. Mr. Hansotia has served as the Company’s Senior Vice President, Global Crop Cycle and Fuse Connected Services since April 2017, and from July 2013 to April 2017 served as Senior Vice President, Harvesting and Advanced Technology Services. Prior to that, Mr. Hansotia worked in various positions for Deere & Company. In connection with the promotion, Mr. Hansotia’s base salary will be increased to $661,000 per year, his annual cash incentive bonus target will be increased to 100% of his base salary, and his long-term incentive plan target will be increased commensurate with his new position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: October 26, 2018